SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 12, 2011
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Attached to this Current Report on Form 8-K as Exhibit 99.1 is a set of slides that provide updated information with respect to certain aspects of the business of Evergreen Solar, Inc. (the “Company”). A copy of these slides is also located on the investors section of the Company’s web site, www.evergreensolar.com
     The information in this Item 8.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
     In addition to the historical information contained within the slide presentation, the subject matter also contains forward-looking statements that involve risks and uncertainties, and other factors that could cause the Company’s actual results to differ materially from those currently anticipated in these forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained in the periodic reports the Company files from time to time with the SEC, including its Amendment No. 3 to the Registration Statement on Form S-4/A (Registration No. 333-171001) filed with the Securities and Exchange Commission on December 30, 2010, its Annual Report on Form 10-K, as amended, for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ended October 2, 2010. Forward-looking statements speak only as of the date they are made and the Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be used, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

No.	Description
99.1	Investor Conference Business Update Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.
By:	/s/ Michael El-Hillow
Name:	Michael El-Hillow
Title:	President and Chief Executive Officer

Dated: January 12, 2011